Exhibit 13.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos (the “Company”), a productive state-owned company of the Federal Government of the United Mexican States, does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2022 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2023

	By:	/s/ Octavio Romero Oropeza
	Name:	Octavio Romero Oropeza
	Title:	Chief Executive Officer/Director General

Date: April 28, 2023

	By:	/s/ Carlos Fernando Cortez González
	Name:	Carlos Fernando Cortez González
	Title:	Acting Chief Financial Officer/Acting Corporate Director of Finance